UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2016

GOLD LAKES CORP.
(Exact name of registrant as specified in charter)

Nevada	000-52814	74-3207964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3401 Enterprise Parkway, Suite 340 Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

(216) 916-9303

Registrant's telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 5, 2016, Gold Lakes Corp. (the "Company") entered into a Share Lock-Up Agreement ("Lock-Up Agreement") with its largest shareholder, company officers, and advisory board.

Pursuant to this Agreement, these shareholders during the period commencing on the date hereof and ending 120 days after the date hereof (the "Lock-Up Period"), directly or indirectly offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any shares of Gold Lakes Stock or any securities directly or indirectly convertible into or exercisable or exchangeable for Gold Lakes Stock owned either of record or beneficially.

Gold Lakes Corp presently has 33,135,645 shares of its common stock issued and outstanding, of which these shareholders own 22,700,000 of the total shares outstanding.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit

10.13	Share Lock-Up Agreement dated July 5, 2016 between Gold Lakes Corp. and Shareholders

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD LAKES CORP.

Date: July 13, 2016	By:	/s/ Christopher P. Vallos
Christopher P. Vallos
Director

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